EV RENTAL CARS, LLC

FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
EV Rental Cars, LLC

We have audited the accompanying balance sheets of EV Rental Cars, LLC (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EV Rental Cars, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1, the Company has incurred significant operating losses, had negative cash flows from operations in 2007, is operating under forbearance agreements with its primary lenders, and had a working capital deficit of $13,114,181 and an accumulated deficit of $8,410,652 at December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

/s/ KMJ | Corbin & Company LLP
KMJ | Corbin & Company LLP

Irvine, California
July 9, 2008

EV RENTAL CARS, LLC

BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$8,956	$-
Accounts receivable	129,165	96,177
Advance to member	28,900	31,160
Other current asset	-	8,000
Total current assets	167,021	135,337

Restricted cash	-	339,303
Vehicles and property, net	6,234,637	8,737,413
Deposits	87,824	87,824
Other assets	24,590	27,602

	$6,514,072	$9,327,479

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Vehicle line of credit borrowings	$9,682,731	$10,787,360
Accounts payable and accrued expenses	1,689,091	104,864
Notes payable, net of unamortized discount of $5,880 and $0	1,445,798	1,320,120
Notes payable to members	463,582	463,582
Total current liabilities	13,281,202	12,675,926

Commitments and contingencies

Members’ deficit:
Members’ capital	1,643,522	1,484,702
Accumulated deficit	(8,410,652)	(4,833,149)
Total members’ deficit	(6,767,130)	(3,348,447)

	$6,514,072	$9,327,479

See accompanying notes to financial statements

EV RENTAL CARS, LLC

STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2007	2006
Net rental revenues	$3,698,340	$3,656,827

Operating expenses (income):
Operating costs	1,768,044	1,905,852
Vehicle depreciation	1,777,999	1,722,572
Selling, general and administrative	2,543,352	1,696,422
Vehicle interest	1,095,347	854,105
Gain on sale of used vehicles, net	(108,225)	(655,501)
Total operating expenses	7,076,517	5,523,450

Loss from operations	(3,378,177)	(1,866,623)

Other (income) expense:
Gain on legal settlements, net	-	(189,482)
Interest expense	205,783	152,166
Interest income	(14,184)	(13,292)
Total other (income) expense, net	191,599	(50,608)

Loss before provision for income taxes	(3,569,776)	(1,816,015)

Provision for income taxes	7,727	8,400
Net loss	$(3,577,503)	$(1,824,415)

See accompanying notes to financial statements

EV RENTAL CARS, LLC

STATEMENTS OF MEMBERS’ DEFICIT

For The Years Ended December 31, 2007 and 2006

	Members’ Capital	Accumulated Deficit	Total
Balance, January 1, 2006	$1,399,702	$(3,005,594)	$(1,605,892)

Member contributions	110,000	-	110,000

Repurchase of member contributions	(25,000)	-	(25,000)

Distributions to members	-	(3,140)	(3,140)

Net loss	-	(1,824,415)	(1,824,415)

Balance, December 31, 2006	1,484,702	(4,833,149)	(3,348,447)

Member contributions	150,000	-	150,000

Issuance of warrants with debt financing	8,820	-	8,820

Net loss	-	(3,577,503)	(3,577,503)

Balances, December 31, 2007	$1,643,522	$(8,410,652)	$(6,767,130)

See accompanying notes to financial statements

EV RENTAL CARS, LLC

STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(3,577,503)	$(1,824,415)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,780,939	1,722,572
Noncash members’ compensation expense	10,000	102,000
Gain on sale of used vehicles	(108,225)	(655,501)
Gain on settlement of debt	-	(99,482)
Changes in operating assets and liabilities:
Accounts receivable	(32,988)	(24,548)
Advances to member, net	2,260	(31,160)
Other current assets	8,000	-
Deposits	-	(16,214)
Other assets	3,012	(22,112)
Accounts payable and accrued expenses	1,584,227	(18,267)

Net cash used in operating activities	(330,278)	(867,127)

Cash flows from investing activities:
Proceeds from sale of used vehicles	76,534	94,684

Net cash provided by investing activities	76,534	94,684

Cash flows from financing activities:
Proceeds from notes payable	150,000	1,000,000
Payments on notes payable	(18,442)	(84,305)
Distributions to members	-	(3,140)
Release (increase) of restricted cash	339,303	(140,112)
Payments on line of credit	(348,161)	-
Proceeds from members’ contribution	140,000	-

Net cash provided by financing activities	262,700	772,443

Net change in cash	8,956	-

Cash, beginning of year	-	-

Cash, end of year	$8,956	$-

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,207,988	$1,013,775
Cash paid during the year for income taxes	$7,727	$8,400

Supplemental disclosure of non-cash activities:
Vehicles and property acquired through draws on line of credit	$1,403,986	$10,249,119
Payment of line of credit from the sale of used vehicles	$2,160,454	$6,011,800
Additional member contributions treated as
an increase in compensation expense	$10,000	$110,000
Return of member contributions treated as
a decrease in compensation expense	$-	$25,000
Repayment of note receivable treated as
an increase in compensation expense	$-	$17,000
Issuance of warrants with notes payable	$8,820	$-

See accompanying notes to financial statements

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

EV Rental Cars, LLC (the “Company”) was formed as a limited liability company (“LLC”) under the laws of the state of California on July 21, 1997. The Company is engaged in the business of renting environmentally sensitive vehicles, including hybrid electric, natural gas, partial zero emission, and/or super ultra low emission vehicles (the “Vehicles”) in California and Arizona. The Company rents cars on a daily, multi-day, weekly and monthly basis and its primary source of revenue consists of “base time and mileage” car rental fees.

The Company purchases the Vehicles directly from manufacturers and conducts its rental operations through a non-affiliated rental vehicle company (the “Retailer”), with whom the Company has an exclusive agreement through August 2009 (the “Retailer Agreement”). The Retailer allows the Company to use all of its facilities and resources at each of its seven airport locations, including personnel, computer and reservation systems, customer transportation, and facilities for fueling, maintenance and repairs. The Retailer has agreed to provide us with storage space for the Company’s vehicles, as well as space at the rental counter and around its facilities for Company signage. The Company is solely responsible for all maintenance, upkeep and repairs to our cars, although the Retailer has agreed to provide routine cleaning, fueling, preparation and road-side assistance services.

The Retailer currently has the exclusive right to book all of the Company’s online reservations through its website. The Retailer allows the Company to utilize its marketing, advertising, promotion, and public relations resources. The Retailer collects all gross revenues on behalf of the Company. The Company pays the Retailer a fee of 30% of the Company’s gross revenue from operations and the Company also pays the Retailer a fee of 10% of the net of incremental sales items (e.g. supplemental liability insurance) and 10% on collision damage waiver revenue. The Company and the Retailer have agreed to indemnify and hold each other harmless from any and all liability resulting from any of the Company’s activities or operations under the Retailer Agreement. Fees incurred with the Retailer were $876,644 and $915,259 in 2007 and 2006, respectively, and are included in operating costs in the accompanying statements of operations.

Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is currently operating under two forbearance agreements with its two significant lenders (see Note 8). Also, as shown in the financial statements, during the years ended December 31, 2007 and 2006, the Company incurred net losses of $3,577,503 and $1,824,415, respectively, had negative cash flows from operations of $330,278 and $867,127 in 2007 and 2006, respectively, and had negative working capital of $13,114,181 and an accumulated deficit of $8,410,652 as of December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund its operations, implement its business model, and ultimately, to attain profitable operations. During 2008, the Company received proceeds of $1,080,000 from the Bridge Loan (see Note 8). The Company also intends to enter into additional financing transactions in 2008 to fund its operations. There can be no assurance, however, that these transactions will be consummated on terms favorable to the Company or at all.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Limited Liability Company Agreement

The following presents a summary of significant financial terms of the Operating Agreement of the Company (the “Operating Agreement”). The Operating Agreement should be referred to for more specific terms.

No member shall have a priority over any other member as to any distribution, except as otherwise specified in the Operating Agreement and in the Beverly-Killea Limited Liability Company Act (the “LLC Act”), whether by return of capital or allocation of profit or losses. No member shall have the right to withdraw or reduce its capital contributions in the Company except as a result of the dissolution of the Company or as otherwise provided in Section 4.3 of the Operating Agreement or in the LLC Act. No member shall have the right to demand or receive property other than cash in return for its capital contributions.

Under terms of the Operating Agreement, profits and losses, after giving effect to all adjustments attributable to all contributions and distributions of money and property effected during such year, are to be allocated among the members as follows:

Profits

a)
Adjusted net income shall be allocated among those members having deficit capital account balances to the least extent necessary to cause their deficit capital account balances to be in the same proportion to one another as are their respective percentage interests.

b)
Adjusted net income shall be allocated among those members having deficit capital account balances, pro rata in accordance with their respective percentage interests, to the least extent necessary to cause their capital account balances to equal zero.

c)
Adjusted net income shall be allocated next to and among the members in proportion to and in an amount sufficient to cause the total allocations of adjusted net income allocated to each member for the current and prior periods to equal the total allocations of adjusted net loss allocated to each such member for all prior periods.

d)	All remaining adjusted net income shall be allocated among the members pro rata in accordance with their respective percentage interest.

Losses

a)
Any adjusted net loss realized by the Company for such year shall be allocated to and among the members pro rata in accordance with their respected percentage interest; provided, however, that no member shall be allocated adjusted net loss to the extent that such allocation would cause a negative balance in its respective capital account.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of accounts receivable, and useful lives and realizability of vehicles and property. Actual results may differ from these estimates under different assumptions or conditions.

Risks and Uncertainties

Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007, the Company did not have any balances which exceeded the insured limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to these deposits.

Insurance

The nature of the Company’s business exposes it to a certain degree of risk of liability. Of primary concern are accidents involving vehicles rented from the Company’s fleet, which exposes the Company to claims by customers or third parties for personal injury or property damage.

Retailer

The Company conducts its rental operations through the Retailer pursuant to the Retailer Agreement. In the event of the Company losing its relationship with the Retailer, the Company’s financial condition and results of operations could be adversely affected.

Government Regulations

The Company’s operations are subject to various federal, state and local laws, regulations, and controls including the leasing and sale of used cars, licensing, charge card operations, reservation policies, privacy and personal data protection, environmental protection, labor matters, insurance, prices, and advertising. The use of cars and other vehicles is subject to various governmental requirements designed to limit environmental damage, including those caused by emissions, discharge of gasoline, oil, and other waste materials. Environmental legislation, regulations, and related administrative policies have changed rapidly in recent years. There is a risk that governmental environmental requirements, or enforcement thereof, may become more stringent in the future and that the Company may be subject to legal proceedings brought by government agencies or private parties with respect to environmental matters.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Vehicle Suppliers

The Company’s Vehicles are purchased from three manufacturers. The availability of future Vehicles may be limited due to the significant demand and limited supply. Limited access to Vehicles or a loss of a supplier could have a material impact to the Company’s financial position, results of operations, or cash flows.

Vehicles and Property

Vehicles and property are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets of five years. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized.

At times, the Company sells rental vehicles which are classified as property and equipment. The Company recognizes the net (gain) loss on these sales as a decrease (increase) of operating expenses in the accompanying statement of operations.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. The Company estimates the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. As of December 31, 2007, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in an impairment of long- lived assets in the future.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivables accounts payable, accrued expenses, a vehicle line of credit, long-term debt and note payables to members of the LLC. The carrying value for all such instruments approximates fair value due either to the short-term nature of the instruments or the fact that prevailing interest rates are not substantially different from the Company’s borrowing rates.

Revenue Recognition

The Company recognizes revenues in accordance to the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104. The Company evaluates the criteria of the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company provides vehicle rentals to business and leisure travelers through the Retailer. Rental and rental-related revenue (including cost reimbursements from customers) from vehicle rentals are recognized over the period the vehicles are rented. The Company is reimbursed for certain operating expenses it incurs, including gasoline and vehicle licensing fees, and these amounts are recorded as contra-operating costs. In addition the Company sells vehicles used in the normal course of business when they reach a certain age and mileage. The Company recognizes any gain or loss from such sales upon the delivery of vehicles and is reported as operating income or expense in the accompanying statement of operations.

The Company recognizes sales incentives offered to customers as a reduction to rental revenues when the revenue is recognized in accordance with EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).

Advertising

The Company advertises through various types of media and expenses advertising costs in selling, general, and administrative expenses as incurred. Advertising expense was approximately $25,000 and $16,000 for the years ended December 31, 2007 and 2006, respectively.

Income Taxes

All income and losses of the Company are passed through to the members and the members report these on their individual income tax returns. There is no entity level tax for the Company for Federal purposes. The provision for income taxes in the accompanying statements of income represents the California minimum franchise tax and the California LLC fee that the Company is required to pay based on gross revenues.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertain Tax Provisions, an Interpretation of SFAS Statement 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertain tax positions as described in SFAS No. 109, Accounting for Income Taxes, and requires a company to recognize, in its financial statements, the impact of a tax position only if that position is “more likely than not” of being sustained on an audit basis solely on the technical merit of the position. In addition, FIN 48 requires qualitative and quantitative disclosures including a discussion of reasonably possible changes that might occur in the recognized tax benefits over the next twelve months as well as a roll-forward of all unrecognized tax benefits. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007 with no significant impact on its results of operations and financial condition.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. In February 2008, the FASB issued SFAS No. 157-2, Effective Date of SFAS No. 157. SFAS No. 157-2 delays the effective date of SFAS No. 157, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. The Company is currently evaluating SFAS No. 157 to determine the impact, if any, on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating SFAS No. 159 to determine the impact, if any, on its financial statements.

NOTE 2 – VEHICLES AND PROPERTY

Vehicles and property consist of the following at December 31:

	2007	2006
Vehicles	$8,388,157	$9,621,549
Furniture and fixtures	62,718	62,718
	8,450,875	9,684,267

Less accumulated depreciation and amortization	(2,216,238)	(946,854)

	$6,234,637	$8,737,413

Depreciation expense for the years ended December 31, 2007 and 2006 was $1,777,999 and $1,722,572, respectively, and is recorded as cost of revenues in the accompanying statement of operations.

For the years ended December 31, 2007 and 2006, the Company sold used vehicles with a net book value of $2,128,762 and $5,450,983, respectively, for $2,236,987 and $6,106,484. The Company recognized a gain on sale of used vehicles of $108,225 and $655,501 for the years ended December 31, 2007 and 2006, respectively.

NOTE 3 - VEHICLE LINE OF CREDIT

The Company executed a Revolving (Grid) Promissory Note in favor of Amalgamated Bank (“Amalgamated”) dated April 10, 2006, for the principal amount of $11,000,000, due and payable on May 31, 2007, bearing interest at Amalgamated’s amended base rate plus 0.75% per annum (8.0% and 9.5% at December 31, 2007 and 2006, respectively) (the “Amalgamated Note”). Borrowings under the Amalgamated Note are secured by substantially all of the Company’s assets (including all of the Company’s vehicles) and are personally guaranteed by the managing member of the Company in the amount of $2,000,000. The Company defaulted on the Amalgamated Note and received a Notice of Default and Reservation of Rights letter from Amalgamated dated July 25, 2007. The Company is currently operating under a Forbearance Agreement dated July 8, 2008 with Amalgamated (see Note 8).

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

The Company had outstanding borrowings totaling $9,682,731 and $10,787,360 as of December 31, 2007 and 2006, respectively. Interest expense incurred by the Company related to the Amalgamated Note is recorded in vehicle interest in the accompanying statements of operations.

NOTE 4 – NOTES PAYABLE

Notes payable consisted of the following at December 31,:
	2007	2006

Note payable to Vineyard Bank (“Vineyard”) dated January 16, 2006 bearing interest at prime rate per annum plus 2.5% (10.25% at December 31, 2007 and 10.75% at December 31, 2006), payable in monthly installments of principal and interest of $13,671 through January 2016 (the “Vineyard Note”). The Company is currently operating under a forbearance agreement (see Note 8). Borrowings are secured by the Company’s assets, a guaranty from the Small Business Administration (“SBA”) in the amount of $750,000, and a personal guaranty of the Company’s managing member, which is secured with a $1 million lien on the managing member’s residence.
	$887,096	$950,538

Settlement payable to a vehicle manufacturer, which is currently in default and being disputed by the Company (see Note 6).	214,582	214,582

Notes payable to third parties with maturity dates prior to December 31, 2005 with interest rates from 12% to 14% per annum. The notes are currently past due and are secured by certain Company vehicles.	155,000	155,000

Unsecured notes payable to third parties with interest rate of 10%, maturing in June 2008. The notes were converted to the Bridge Loan (see Note 8).	45,000	-

Unsecured notes payable to third parties dated August 2, 2007 with maturity dates of August 2, 2008 with interest rates of 8% per annum (see Note 8), less unamortized discount of $5,880	144,120	-

	$1,445,798	$1,320,120

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 4 – NOTES PAYABLE, continued

Warrants

In connection with the issuance of the unsecured notes payable of $150,000 dated August 2, 2007, the Company issued 299,999 warrants to purchase the Company’s common stock. The warrants have a term of two years and are exercisable at $0.25 per share. The fair value of these warrants was computed to be $8,820. The warrants were valued using the Black-Scholes pricing model with the following assumptions: dividend yield of 0%, annual volatility of 71%, fair market value of Company’s common stock of $0.13, and a risk free interest rate of 4.59%. The warrants have been recorded as a debt discount and are being amortized to interest expense over the one year term of the notes payable. The Company recorded $2,940 of interest expense for the year ended December 31, 2007 and the unamortized discount balance was $5,880 as of December 31, 2007.

NOTE 5 - NOTES PAYABLE TO MEMBERS

As of December 31, 2006, the Company executed a promissory note in favor of the managing member for the principal amount of $275,423, due and payable on September 30, 2007, bearing interest at a rate of 10% per annum, and superceding two prior notes with the managing member (the “Manager Note”). The outstanding principal and unpaid interest balance on the Manager Note was $275,423 as of December 31, 2007 and 2006. Pursuant to a Standby Creditor’s Agreement, dated January 16, 2006 (the “Standby Agreement”), between the managing member and Vineyard, the Manager Note is subordinated to the Vineyard Note. Also, pursuant to the Forbearance Agreement (see Note 8), the managing member pledged the Manager Note to Amalgamated as additional collateral for the guaranty provided by the managing member under the Forbearance Agreement. The Manager Note is currently past due and the managing member has agreed not to demand payment until all amounts owing to Amalgamated have been paid in full.

The Company has notes payable to certain of its members with past due maturity dates prior to December 31, 2005 with interest rates from 10% to 12% per annum, in the aggregate principal balance of $188,159 as of December 31, 2007 and 2006. Interest expense incurred relating to notes payable to members was $49,053 and $49,424 for the years ended December 31, 2007 and 2006, respectively. These member note holders have agreed not to demand payment until a future date to be agreed to by the parties.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Litigation/Settlements

In March 2005, the Company and the managing member of the Company entered into a settlement agreement with a vehicle manufacturer (the “Vendor”) (the “Settlement Agreement”). Per the Settlement Agreement, the Company and the managing member agreed to pay $638,000 to the Vendor to settle a 2004 lawsuit between the parties. The Settlement Agreement allowed the Company to receive credits against the outstanding settlement balance for each vehicle purchased from the Vendor through August 15, 2006, the maturity date of the agreement. During the years ended December 31, 2007 and 2006, the Company received credits of $0 and $99,482 (net of $120,518 of legal costs incurred by the Company) from the Vendor and has recorded such amount as a reduction of the debt and a gain on legal settlements in the accompanying statement of operations. In October 2007, the Company commenced litigation with the Vendor in California Superior Court concerning the Vendor’s performance under the Settlement

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 6 - COMMITMENTS AND CONTINGENCIES, continued

Agreement. Each party alleges that the other breached the settlement agreement, and each seeks damages against the other for the alleged breaches. The Company is currently in preliminary pre-trial stages and intends to vigorously defend itself. The Company has recorded an accrued liability of approximately $215,000 related to this matter as of December 31, 2007 and 2006 (see Note 5). At December 31, 2007 and 2006, the Company is in default of the Settlement Agreement for non-payment of the remaining settlement amount.

In June 2006, the Company entered into a settlement agreement with a former rental vehicle retailer. Per the settlement agreement, the retailer agreed to pay the Company for lost revenue in the amount of $90,000 and terminate the related operating agreement. The Company recognized the settlement amount as a gain on legal settlements in the accompanying statement of operations.

The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position or results of operations of the Company.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its managing member, officers, employees and agents, as permitted under the laws of the State of California. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

NOTE 7 - RELATED PARTY TRANSACTIONS

Member Contributions

In 2007, the Company received $140,000 in cash contributions from new members.

Related Party Transactions

During the year ended December 31, 2007 and 2006, the managing member of the Company received $10,000, and $110,000, respectively, from a member on behalf of the Company for an additional member contribution. The Company recorded this as a capital contribution and an increase to compensation expense to managing member. In addition, during 2006 the managing member received $17,000 from an associate of the Company for the repayment of a note receivable that the Company loaned to this associate. The Company recorded this transaction as a reduction in advances and an increase in compensation expense to the managing member of $17,000.

During the year ended December 31, 2006, the managing member paid $25,000 on behalf of the Company for the repurchase of an initial capital contribution from another member. The Company’s resulting indebtedness was forgiven by the managing member and the Company recorded a reduction in its compensation expense to the managing member as a result of this transaction during the year ended December 31, 2006.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 7 - RELATED PARTY TRANSACTIONS, continued

At December 31, 2007 and 2006, the Company had advances to members of $28,900 and $31,160, respectively. These advances are non-interest bearing and due on demand.

The Company recorded compensation expense to its managing member in connection with conducting the day-to-day business affairs of the Company in the amount of $378,003 and $666,864 in 2007 and 2006, respectively (including the amounts discussed above). In addition, the Company recorded compensation expense to two other members for performing day-to-day business affairs that totaled $178,098 and $223,500 in 2007 and 2006, respectively. The Company has recorded compensation expense to members in selling, general and administrative expenses in the accompanying statement of operations.

NOTE 8 - SUBSEQUENT EVENTS

Merger Agreement

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated July 8, 2008 entered into by and between the Company and IMMS, Inc., a Nevada corporation (“IMMS”), a wholly owned subsidiary of IMMS merged with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of IMMS (the “Merger”).

Pursuant to the Merger Agreement, IMMS exchanged approximately 18,450,164 shares, or approximately 78%, of the post-closing issued and outstanding shares of IMMS common stock for all of the issued and outstanding limited liability company membership interests of the Company. After the closing of the Merger and the Purchase Asset Agreement, the existing shareholders of IMMS will own approximately 5,300,000 shares, or approximately 22%, of the post-closing issued and outstanding shares of IMMS common stock. The Merger will be treated as a reverse acquisition by the Company.

Bridge Loan

Pursuant to the Company’s term sheet dated March 6, 2008 (the “Term Sheet”), the Company offered a minimum of $500,000 and a maximum of $2,000,000 of Unsecured Convertible Promissory Notes (the “Notes”) as part of a private placement (the “Bridge Loan”). The Notes will accrue interest at a rate of 10% per annum and all principal and unpaid interest will be due and payable in one installment on October 31, 2008. Pursuant to the Term Sheet, the Notes automatically converted into units of IMMS’s securities (the “Units”) at the closing of the Merger, and the Notes shall be null and void. The Units will consist of the following: (i) convertible debentures in a principal amount equivalent to the dollar principal amount of the Notes (the “Debentures”), and (ii) a common stock purchase warrant for every $2.00 of principal of Units (the “Warrants”) of IMMS. The outstanding Debentures and unpaid interest may be converted into shares of IMMS common stock at a conversion price equal to the lower of $1.50 per share or the fair market value of the IMMS common stock. The Debentures accrue interest at 10% per annum, all principal and unpaid interest is due on October 31, 2008, and the Company has the option to pay interest with cash or IMMS common stock based on the defined conversion price. The Debentures have a prepayment penalty of 20% of the outstanding principal balance. The Company raised $1,125,000 (including $45,000 raised through December 31, 2007 that was converted to the Notes, see Note 4), in Bridge Loan financing as of the closing of the Merger. In addition, the Company issued 565,324 warrants upon the automatic conversion of the Notes into Units upon the closing of the Merger. The Company estimated the initial fair value of the conversion feature of the Debentures and the relative fair value of the Warrants to be $62,000 and will record this amount as a debt discount and derivative liability during the three months ended September 30, 2008. Proceeds from the Bridge Loan will be used for working capital, debt reduction, personnel and other expenses.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 8 – SUBSEQUENT EVENTS, continued

If IMMS fails to pay the outstanding principal and accrued interest within 15 days of October 31, 2008, the Debentures will increase by an additional 50% and the maturity date will be extended for an additional six months. If IMMS closes the New Financing (see below) on or before October 31, 2008, the outstanding Debentures and unpaid interest will automatically convert into securities sold in the New Financing at a conversion price equal to 50% of the security offering price in the New Financing.

The Warrants have a term of five years and an exercise price of $0.75. The Company has an option to call the Warrants at any time that the fair market value of the Company’s common stock exceeds 200% of the Warrants exercise price for any consecutive thirty trading day period and the Warrant shares shall have been registered during this thirty trading day period. The Warrants have a cashless exchange provision after nine months from the date of issuance and the Warrants cannot be exercised within six months from the date of issuance.

IMMS Agreement

Simultaneously with the close of the Merger, a certain shareholder of IMMS entered into the Agreement to Purchase Assets and Cancel Shares agreement dated July 8, 2008 (the “Purchase Asset Agreement”). Pursuant to the Purchase Asset Agreement, a certain shareholder agreed to cancel all of its 1,000,000 shares of common stock of IMMS in exchange for all of the pre-closing assets and liabilities, whether known or unknown (the “Assumed Liabilities”), of IMMS to be effective immediately following the closing of the Merger. The shareholder agreed to indemnify and hold IMMS harmless against any and all claims and liabilities of the Assumed Liabilities.

Strategic Consulting Agreement

On February 11, 2008, the Company entered into a strategic consulting agreement to retain Kingsdale Capital International Inc. and its United States affiliate company, Kingsdale International Corp. (together “Kingsdale”) as a market and strategic advisor to provide ongoing market-related advisory services to the Company (the “Strategic Consulting Agreement”). In consideration for past services rendered by Kingsdale to the Company from January 1, 2008 to February 11, 2008, the Company has agreed to grant Kingsdale a 6.504008% membership interest (1,200,000 shares after the Merger) in the Company valued at approximately $156,000 based on the terms of the Merger and related transactions. As of July 9, 2008, the Company entered into a mutual termination agreement with Kingsdale to terminate the Strategic Consulting Agreement and release both parties from any and all actions, claims, or damages related to the consulting agreement.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 8 – SUBSEQUENT EVENTS, continued

Forbearance Agreement with Amalgamated Bank

The Company has entered into a Third Forbearance Agreement with Amalgamated dated July 8, 2008 (the “Forbearance Agreement”). Pursuant to the terms of the Forbearance Agreement, the Company is obligated to do the following:

a.
Sell 65 vehicles prior to the signing of the Forbearance Agreement, which has been completed. EV Rental must pay to Amalgamated the net sales proceeds from each of the 65 vehicles sold from the proceeds of the vhicles and the proceeds of the Bridge Loan (the “First Liquidation Payments”) which has been completed. In addition, EV Rental must pay to Amalgamated the sum of $383,962 (representing the difference between the net sales proceeds and the original cost of the vehicles), which has been completed.

b.
Sell all of its remaining rental vehicles in monthly increments by October 31, 2008 or sooner (the “Final Vehicle Liquidation Date”) with the net sales proceeds to be paid directly to Amalgamated (the “Second Liquidation Payments”). In addition, upon the sale of each remaining rental vehicle, the Company will pay to Amalgamated an amount equal to the original purchase price for such vehicle multiplied by .016, with this product multiplied by 12, and this product then multiplied by a fraction, the numerator of which is the number of days from February 8, 2008 through the date of the sale of such vehicle, and the denominator of 365 (the “Accumulated Depreciation”); provided, however, that the Accumulated Depreciation for each vehicle shall not be greater than the difference between the net sales proceeds and the original purchase price for such vehicle.

c.
The Company shall seek additional financing for its business operations and to make acquisitions of other vehicle rental companies (the “New Financing”). The New Financing must be consummated no later than October 31, 2008. The Company shall make a total of $1,500,000 in cash payments to Amalgamated (the “Cash Payments”) as follows: (i) $300,000, which has been completed; and (ii) $1,200,000 out of the proceeds of the New Financing;

d.
Make monthly payments of interest only on approximately $5,664,600 (the “Fleet Value”) of the Amalgamated Note from the date of the Forbearance Agreement until the later to occur of: (i) the Final Vehicle Liquidation Date (together with the Company’s payment of all proceeds of sales of its Vehicles and Deferred Interest Payments, or (ii) the New Financing (together with the Company’s payment of the $1,200,000 Cash Payment, Accumulated Depreciation and Deferred Interest Payments) (the “First Interest Payments”). Interest on the balance of the indebtedness in excess of the Fleet Value shall be deferred and shall be due and payable (without additional interest) upon the earlier of the closing of the New Financing or the Final Vehicle Liquidation Date (the “Deferred Interest Payment”). The Company will pay the Deferred Interest Payment out of the proceeds of the New Financing; and

e.
On the Final Vehicle Liquidation Date, provided that the Company has made the Cash Payments, the First Liquidation Payments, the Second Liquidation Payments, the First Interest Payments and the Deferred Interest Payment, Amalgamated has agreed to unconditionally and absolutely release the Company from all further liability under the Amalgamated Note, notwithstanding that there may be some indebtedness outstanding (the exact amount is undetermined at this time), and has agreed to release all liens and other security interests which it may then have in any of the Company’s assets or property. Thereafter, any indebtedness outstanding will become the sole obligation of the Company’s current managing member. In connection with his obligation to pay the remaining indebtedness, the managing member has entered into an agreement with the Company and Kingsdale whereby Kingsdale agreed, on a “best efforts” basis to cause to be purchased by or for the accounts of third parties in exempt transactions, a number of shares pledged by the managing member to Amalgamated under the Amalgamated Documents, so as to allow him to timely satisfy his obligations to Amalgamated. If the managing member does not receive sufficient proceeds from the sale of all of his pledged shares, the Company agreed to advance any and all amounts as necessary to allow him to timely satisfy his obligations to Amalgamated.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 8 – SUBSEQUENT EVENTS, continued

In connection with signing of the Forbearance Agreement, the Company’s current managing member has executed and delivered to Amalgamated a Stock Pledge and Security Agreement pursuant to which he has pledged to Amalgamated his entire limited liability company membership interest in the Company, which consists of 4,236,470 shares of common stock after the Merger.

Forbearance Letter Agreement with Vineyard Bank

Vineyard executed a Forbearance Letter Agreement dated January 23, 2008 (the “Forbearance Letter Agreement”) pursuant to which Vineyard agreed to forbear from declaring a default under Vineyard Note as a result of the Merger, Bridge Loan and New Financing so long as the Company does not default under the Vineyard Note, beyond any applicable notice and/or cure periods. Such forbearance will continue for a period of six months from the date of the Closing of the Merger.

During that six-month period, the Company has agreed to submit to Vineyard such documentation and information as Vineyard may require to evaluate whether Vineyard will allow the Vineyard Note to be assigned to and assumed by IMMS, and if so, on what terms. If Vineyard declines to allow such assignment and assumption on terms acceptable to the Company and IMMS, the Company will have a period of ninety days after receipt of notice from Vineyard that Vineyard has declared a default under the Vineyard Note to pay off the entire amount owing under the Vineyard Note.

Quantum Merchant Bankers, LLC Strategic Consulting Agreement

In September 2007, the Company entered into a Strategic Consulting Agreement with Quantum Merchant Bankers, LLC (“Quantum”) to provide strategic consulting services to Company. In exchange for past services rendered in 2007, Company will issue simultaneously with the closing of the Merger, non-refundable membership interests in the Company equivalent to 10.840013% of the Company (2,000,000 shares after the Merger), valued at approximately $260,000 based on the terms of the Merger and related transactions. For the year ended December 31, 2007, the Company has recorded the value of these services of $260,000 in accrued expenses and in selling, general, and administrative expenses in accompanying financial statements. As of July 9, 2008, the Company entered into a mutual termination agreement with Quantum to terminate the consulting agreement and release both parties from any and all actions, claims, or damages related to the consulting agreement.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 8 – SUBSEQUENT EVENTS, continued

New Fee Agreement with Baker & Hostetler

In January 2008, the Company entered into a new fee agreement with its legal counsel, Baker & Hostetler, LLP (“Baker”). The Company issued limited liability company membership interests equivalent to 1.626016% of the Company (300,000 shares after the Merger) valued at approximately $39,000 to Baker to satisfy certain legal expenses based on the terms of the Merger and related transactions.

ROAR Agreement

As of February 5, 2008, the Company entered into an agreement with ROAR, LLC (“ROAR”) to provide strategic marketing services for an initial term of one year. In exchange for past services rendered, the Company issued non-refundable membership interests in the Company equivalent to 2.981003% of the Company (550,000 shares after the Merger) valued at approximately $71,500 based on the terms of the Merger and related transactions. In addition, the Company agreed to reimburse ROAR for reasonable out-of-pocket expenses. As of July 9, 2008, the Company entered into a mutual termination agreement with ROAR to terminate the consulting agreement and release both parties from any and all actions, claims, or damages related to the consulting agreement.

AAI Agreement

On July 8, 2008, the Company entered into a General Release and Membership Interest Issuance Agreement with Auto Acquisition Inc., a Delaware corporation (“AAI”) and Brian Wood (“Wood”), pursuant to which the Company issued membership interests to AAI equivalent to 8.130081% of the Company (1,500,000 shares after the Merger) valued at approximately $195,000 based on the terms of the Merger and related transactions, as consideration for: (i) the release of Wood by AAI from any and all of his obligations to AAI, including those obligations arising from Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Wood being employed by IMMS, the Company, or any of their respective affiliates, (ii) Wood’s planned execution of an employment agreement with IMMS, and (iii) the release of the Company and IMMS by AAI for any and all claims regarding the Wood’s employment with IMMS.

Termination and Release of Security Interest Agreement

KIC, Greg Suess, RP Capital, LLC and Sean Fitzpatrick (collectively, the “Secured Parties”) made a $150,000 bridge loan to the Company at interest rate of 8% per annum as evidenced by a series of Promissory Notes, each dated August 2, 2007 (collectively, the “Secured Party Notes”) (see Note 4). To secure the performance of the Company’s obligations under the Secured Party Notes, the Company executed and delivered a Security Agreement, dated August 2, 2007, for the benefit of the Secured Parties (the “Security Agreement”). Under the Security Agreement, the Company granted a security interest in certain property of the Company, defined as the “Collateral” in the Security Agreement, in order to secure the payment and performance of the Obligations (as such term is defined in the Security Agreement) of the Company to the Secured Parties. In February 2008, the Company entered into a Termination and Release of Security Interest Agreement entered with the Secured Parties, whereby the Secured Parties and the Company terminated the Security Agreement and the Secured Parties released any and all security interest in the Collateral.

EV RENTAL CARS, LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2007 and 2006

NOTE 8 – SUBSEQUENT EVENTS, continued

Indemnification Agreement

In May 2008, the Company entered into an Indemnification Agreement with the Company’s managing member, whereby the managing member agreed to indemnify the Company for any liability owing to Vineyard under the Vineyard Note and for certain payments owing to Amalgamated under the Forbearance Agreement (the “Indemnification Agreement”).

Employment Agreements

On July 9, 2008, IMMS entered into an Executive Services Agreement with R.I. Heller & Co., LLC, an entity controlled by William N. Plamondon (the “Executive Agreement”). Under the Executive Agreement, Mr. Plamondon will serve as the Company’s Chief Executive Officer and Chief Financial Officer. The Executive Agreement has an initial term of one year and will automatically renew for two one-year terms provided that it is not terminated earlier. The Executive Agreement provides for a base salary of $420,000 per year, a bonus of $100,000 after one year, and $100,000 after IMMS receives two letters of intent for strategic acquisition of other companies. Effective July 9, 2008, IMMS approved the stock option grant to Mr. Plamondon to purchase up to 3,000,000 shares of IMMS common stock at an exercise price of $0.33 per share. The options vest as follows: 1,000,000 options upon signing the Executive Agreement; 500,000 options on the six month anniversary of the Executive Agreement; 500,000 options on the first anniversary of the Executive Agreement; 500,000 options on the eighteen month anniversary of the Executive Agreement; and 500,000 options on the second anniversary of the Executive Agreement. If Mr. Plamondon leaves IMMS within six months of the effective date of the Executive Agreement, 500,000 options shall be returned to IMMS.

On July 9, 2008, IMMS entered into a one-year consulting agreement with the former managing member of the Company. Under the agreement, the managing member will provide services to IMMS as a consultant. The agreement provides for consulting fees of $10,000 per month.

On July 9, 2008, we engaged the services of Heller to perform certain accounting and finance, public and investor relations, marketing and branding and integration functions for the Company and IMMS. The engagement letter covers the services to be performed by Erin E. Davis in her capacity as IMMS' coporate secretary. Heller will bill us hourly against a retainer of $25,000 at hourly rates ranging from $75-150 per hour. Mr. Plamounden and Ms. Davis are both officers of Heller.

Advances

On March 20, 2008, the Company entered into a promissory note with a member of the Company for $50,000. The note has an interest rate of 10% per annum and all principal and unpaid interest on the note shall be due and payable on the earlier of: (i) the closing of the merger agreement or (ii) April 18, 2008. The member has not demanded repayment of this note.

In March 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated March 19, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. In April 2008, Quantum loaned $125,000 to EV Rental for the payment and discharge of certain obligations owing by EV Rental to Amalgamated. EV Rental executed a promissory note in favor of Quantum, dated April 8, 2008, for the principal amount of $125,000, bearing interest at 10% per annum. Both notes are due and payable on the earlier of the Next Equity Financing or December 31, 2008.

In April 2008, the Company entered into a reimbursement agreement with Kingsdale, whereby the Company agreed to reimburse Kingsdale for an advance of $91,762 that was made on behalf of the Company for accounting fees. The Company has agreed to reimburse Kingsdale with amounts distributable from the escrow account upon the closing of the Bridge Loan.